Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 64 to Registration Statement No. 33-14190 on Form N-1A of our report dated June 21, 2019, relating to the financial statements and financial highlights of BlackRock Premier Government Institutional Fund, BlackRock Treasury Strategies Institutional Fund, BlackRock Select Treasury Strategies Institutional Fund, FFI Government Fund and FFI Treasury Fund of Funds For Institutions Series (the “Funds”) and Master Premier Government Institutional Portfolio and Master Treasury Strategies Institutional Portfolio of Master Institutional Money Market LLC, appearing in the Annual Report on Form N-CSR of the Funds for the year ended April 30, 2019, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 27, 2019